NINTH AMENDMENT TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS NINTH AMENDMENT effective as of May 1, 2016, to the Fund Administration Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008, August 31, 2010, March 1, 2012, July 1, 2012, December 31, 2013, October 21, 2014, July 1, 2015 and November 30, 2015 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").
RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create additional funds; and

WHEREAS, the parties desire to extend said Custody Agreement to apply to the Chautauqua Global Growth Fund and the Chautauqua International Growth Fund and to amend the fees of said Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek__________	By: /s/ Michael R. McVoy________________
Name: Mary Ellen Stanek	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber__________
Name: Charles M. Weber
Title:  Managing Director

Amended Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of Funds

Fund Names
Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Long-Term Credit Bond Fund	TBD
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Muni Bond Fund	August 31, 2015

Company
Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012
Baird Small/Mid Cap Value Fund	November 30, 2015
Chautauqua Global Growth Fund	May 1, 2016
Chautauqua International Growth Fund	May 1, 2016